SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): October 1, 2003



                                 PROTALEX, INC.
               (Exact Name of Registrant as Specified in Charter)


         New Mexico                  000-28385                  91-2003490
----------------------------        ------------             -------------------
(State or Other Jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


               717 Encino Pl. N.E. Suite 17, Albuquerque, NM 87102 (Address of Principal Executive Offices, including Zip Code)

        Registrant's telephone number, including area code (505) 243-8220

ITEM 5.  OTHER EVENTS

     On October 1, 2003, William Hitchcock, a director of Protalex, Inc. ("the Company"), the Chairman of the Company's Audit Committee and a member of the Compensation Committee resigned from his committee positions. Mr. Hitchcock will serve out the remainder of his term as a director of the Company.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PROTALEX, INC.


Dated:  October 8, 2003         By:  Steven H. Kane
                                     -------------------------------------
                                     Steven H. Kane
                                     President and Chief Executive Officer